As filed with the Securities and Exchange Commission on August 4, 2006
Registration No. 333-135139

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SS&C Technologies, Inc.
(Exact name of Registrant as specified in its charter)
SEE TABLE OF ADDITIONAL REGISTRANTS

Delaware	06-1169696
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
7372
(Primary Standard Industrial Classification Code Number)
SS&C Technologies, Inc.
80 Lamberton Road
Windsor, Connecticut 06095
(860) 298-4500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

William C. Stone
Chairman of the Board and Chief Executive Officer
SS&C Technologies, Inc.
80 Lamberton Road
Windsor, Connecticut 06095
(860) 298-4500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a copy to:
John A. Burgess, Esq.
James R. Burke, Esq.
Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
Telephone: (617) 526-6000
Telecopy: (617) 526-5000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered	Price per Security	Offering Price(1)	Fee

11 3/4% Senior Subordinated Notes due 2013(2)	$205,000,000	100%	$205,000,000	$21,935(3)

Guarantees of the 11 3/4% Senior Subordinated Notes due 2013(4)	N/A	N/A	N/A	N/A

(1)	Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended.

(2)	The 11 3/4% Senior Subordinated Notes due 2013 will be the obligations of SS&C Technologies, Inc.

(3)	Previously paid.

(4)	Each of Cogent Management Inc., Financial Models Company Ltd., Financial Models Holdings Inc., SS&C Fund Administration Services LLC, OMR Systems Corporation and Open Information Systems, Inc. will guarantee fully and unconditionally the obligations of SS&C Technologies, Inc. under the 11 3/4% Senior Subordinated Notes due 2013. No separate consideration will be received for the guarantees, and no separate fee is payable, pursuant to Rule 457(n) under the Securities Act of 1933, as amended. The guarantees are not traded separately.

     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS
      The following subsidiaries of SS&C Technologies, Inc. are Registrant Guarantors:

	State or Other	Primary Standard
	Jurisdiction of	Industrial	I.R.S. Employer
	Incorporation or	Classification	Identification
Exact Name of Registrant Guarantor as specified in its Charter	Organization	Code Number	Number

Cogent Management Inc.	New York	7372	22-3112774
Financial Models Company Ltd.	New York	7372	13-3524411
Financial Models Holdings Inc.	Delaware	7372	13-3519741
SS&C Fund Administration Services LLC	New York	7372	52-2438361
OMR Systems Corporation	New Jersey	7372	22-2597983
Open Information Systems, Inc.	Connecticut	7372	06-1532764
      The address, including zip code, and telephone number, including area code, of the principal executive office of each Registrant Guarantor listed above are the same as those of SS&C Technologies, Inc.

EXPLANATORY NOTE
     This Amendment is filed solely to file the amended exhibit indicated in Item 21(a) of Part II and update Item 21(a) of Part II. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 20, 21(b) or 22 of Part II of the Registration Statement.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Directors and Officers
      (a) SS&C Technologies, Inc. and Financial Models Holdings Inc. are each incorporated under the laws of the state of Delaware.
      Section 145(a) of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he or she acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
      In the case of an action by or in the right of the corporation, Section 145(b) permits the corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.
      To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding two paragraphs, Section 145(c) requires that he or she be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection therewith.
      Section 145(e) provides that expenses, including attorneys’ fees, incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in Section 145.
      Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (4) for any transaction from which a director derived an improper personal benefit.
      The bylaws of SS&C Technologies, Inc. state that the corporation shall indemnify every person who is or was a party or is or was threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation or, while a director or officer or employee of the corporation, is or was serving at the request of the corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the full extent permitted by applicable law.
      The certificate of incorporation of SS&C Technologies, Inc. further provides that the corporation is authorized, to the fullest extent permitted by applicable law, to provide indemnification of (and advancement of expenses to) agents of the corporation (and any other persons to which the DGCL permits the corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, by vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by the DGCL and applicable decisional law, with respect to actions for breach of duty to the corporation, its stockholders, and others.
      The certificate of incorporation and the bylaws of Financial Models Holdings, Inc. do not contain any indemnification provisions.
      (b) Cogent Management Inc. and Financial Models Company Ltd. are each incorporated under the laws of the state of New York.
      The New York Business Corporation Law (“BCL”), Article 7, Sections 721-726 provide for the indemnification and advancement of expenses to officers and directors. Indemnification and advancement pursuant to the BCL are not exclusive of any other rights an officer or director may be entitled to, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that the director personally gained a financial profit or other advantage to which he or she was not legally entitled.
      A corporation may indemnify an officer or director, in the case of third party actions, against judgments, fines, amounts paid in settlement and reasonable expenses and, in the case of derivative actions, against amounts paid in settlement and reasonable expenses, provided that the director or officer acted in good faith, for a purpose which he or she reasonably believed to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe his conduct was unlawful. A corporation may obtain indemnification insurance indemnifying itself and its directors and officers.
      The certificate of incorporation of Cogent Management Inc. states that the personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity is eliminated except that such personal liability shall not be eliminated if a judgment or other final adjudication adverse to such director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the BCL.
      The certificate of incorporation and the by-laws of Cogent Management Inc. do not contain any indemnification provisions.
      The certificate of incorporation of Financial Models Company Ltd. states that except as may otherwise be specifically provided in the certificate of incorporation, no provision of the certificate of incorporation is intended by the corporation to be construed as limiting, prohibiting, denying or derogating any of the general or specific powers or rights conferred under the BCL upon the corporation, upon its shareholders, bondholders and security holders, and upon its directors, officers and other corporate personnel, including, in particular but without limitation, the power of the corporation to furnish indemnification to directors and officers in the capacities defined and prescribed by the BCL and the defined and prescribed rights of said persons to indemnification as the same are conferred by the BCL.

      (c) SS&C Fund Administration Services LLC is a limited liability company organized under the laws of the state of New York.
      Section 420 of the New York Limited Liability Company Law provides that, subject to the terms of its operating agreement, a limited liability company may indemnify and hold harmless any member, manager or other person from and against any and all claims and demands whatsoever, except where a judgment or other final adjudication adverse to such member, manager or other person establishes (1) that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (2) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.
      The Amended and Restated Operating Agreement of SS&C Fund Administration Services LLC states that except as otherwise provided by the New York Limited Liability Company Law, the debts, obligations and liabilities of the company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the company, and the member shall not be obligated personally for any such debt, obligation or liability of the company solely by reason of being a member, manager or agent, or acting (or omitting to act) in such capacities, or participating in the conduct of the business of the company.
      The Amended and Restated Operating Agreement of SS&C Fund Administration Services LLC does not contain any indemnification provisions.
      (d) Open Information Systems, Inc. is incorporated under the laws of the state of Connecticut.
      Subsection (a) of Section 33-771 of the Connecticut Business Corporation Act (the “CBCA”), provides that a corporation may indemnify an individual who is a party to a proceeding because he or she is a director against liability incurred in the proceeding if: (1)(A) he and she conducted himself in good faith; (B) he or she reasonably believed (i) in the case of conduct in his or her official capacity, that his or her conduct was in the best interests of the corporation; and (ii) in all other cases, that his and her conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, he or she has no reasonable cause to believe his or her conduct was unlawful; or (2) he or she engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the certificate of incorporation as authorized by the CBCA.
      Subsection (b) of Section 33-771 of the CBCA provides that a director’s conduct with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement that his conduct was at least not opposed to the best interest of the corporation.
      Subsection (c) of Section 33-771 of the CBCA provides that the termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the relevant standard of conduct described in Section 33-771 of the CBCA.
      Subsection (d) of Section 33-771 of the CBCA provides that, unless ordered by a court, a corporation may not indemnify a director: (1) in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Section 33-771(a) of the CBCA; or (2) in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that he received a financial benefit to which he or she was not entitled, whether or not involving action in his or her official capacity.
      Section 33-772 of the CBCA provides that a corporation shall indemnify a director of the corporation who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he was a director of the corporation, against reasonable expenses incurred by him in connection with the proceeding.

      Subsection (a) of Section 33-776 of the CBCA provides that a corporation may indemnify an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation (1) to the same extent as a director, and (2) if he or she is an officer but not a director, to such further extent, consistent with public policy, as may be provided by contract, the certificate of incorporation, the bylaws or a resolution of the board of directors. Subsection (c) of Section 33-776 of the CBCA provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 33-772 to the same extent to which a director may be entitled to indemnification.
      The certificate of incorporation of Open Information Systems, Inc. states that the corporation shall indemnify its directors for liability, as defined in Section 33-770(5) of the CBCA to any person for any action taken, or any failure to take any action, as a director, except liability that (a) involved a knowing and culpable violation of law by the director, (b) enabled the director or an associate, as defined in Section 33-840 of the CBCA, to receive an improper personal gain, (c) showed a lack of good faith and a conscious disregard for the duty of the director to the corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the corporation, (d) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director’s duty to the corporation, or (e) created liability under Section 33-757 of the CBCA.
      The bylaws of Open Information Systems, Inc. state that to the fullest extent permitted by the Act, the corporation shall indemnify any current or former director or officer of the corporation and may, at the discretion of the board of directors, indemnify any current or former employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such individual in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the corporation or otherwise, to which such individual was or is a party or is threatened to be made a party by reason of such individual’s current or former position with the corporation or by reason of the fact that such individual is or was serving, at the request of the corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.
      (e) OMR Systems Corporation is incorporated under the laws of the state of New Jersey.
      The New Jersey Business Corporation Act, as amended (the “Act”), provides that a New Jersey corporation has the power generally to indemnify its directors, officers, employees and other agents against expenses and liabilities in connection with any proceeding involving such person by reason of his or her being or having been a corporate agent, other than a proceeding by or in the right of the corporation, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of the corporation, indemnification of directors, officers, employees and other agents against expenses is permitted if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the New Jersey Superior Court, or the court in which such proceeding was brought, shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to such indemnification. Expenses incurred by a director, officer, employee or other agent in connection with a proceeding may be, under certain circumstances, paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors. The power to indemnify and advance expenses under the Act does not exclude other rights to which a director, officer, employee or other agent of the corporation may be entitled to under the certificate of incorporation, by-laws, agreement, vote of stockholders, or otherwise; provided that no indemnification is permitted to be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that his or her acts or omissions were in breach of his or her duty of loyalty to the corporation or its shareholders, were not in good faith or involved a violation of the law, or resulted in the receipt by such person of an improper personal benefit.

      Under the Act, a New Jersey corporation has the power to purchase and maintain insurance on behalf of any director, officer, employee or other agent against any expenses incurred in any proceeding and any liabilities asserted against him or her by reason of his or her being or having been a corporate agent, whether or not the corporation has the power to indemnify him or her against such expenses and liabilities under the Act. All of the foregoing powers of indemnification granted to a New Jersey corporation may be exercised by such corporation notwithstanding the absence of any provision in its certificate of incorporation or by-laws authorizing the exercise of such powers. A New Jersey corporation, however, may provide, with certain limitations, in its certificate of incorporation that a director or officer shall not be personally liable, or shall be liable only to the extent therein provided, to the corporation or its shareholders for damages for breach of a duty owed to the corporation or its shareholders.
      Reference is made to Sections 14A:3-5 and 14A:2-7(3) of the Act in connection with the above summary of indemnification, insurance and limitation of liability.
      The bylaws of OMR Systems Corporation state that the Corporation shall indemnify each of its directors, officers and employees whether or not then in service as such (and his or her executor, administrator and heirs), against all reasonable expenses actually and necessarily incurred by him or her in connection with the defense of any litigation to which the individual may have been made a party because he or she is or was a director, officer or employee of the corporation. The individual shall have no right to reimbursement, however, in relation to matters as to which he or she has been adjudged liable to the corporation for negligence or misconduct in the performance of his or her duties, or was derelict in the performance of his or her duty as director, officer or employee by reason of willful misconduct, bad faith, gross negligence or reckless disregard of the duties of his or her office or employment. The right to indemnity for expenses shall also apply to the expenses of suits which are compromised or settled if the court having jurisdiction of the matter shall approve such settlement. The foregoing right of indemnification shall be in addition to, and not exclusive of, all other rights to that which such director, officer or employee may be entitled.

Item 21.	Exhibits and Financial Statement Schedules

(a)	Exhibits
      Below are the exhibits which are included, either by being filed herewith or by incorporation by reference, in this registration statement.

Exhibit
Number		Description of Exhibit

2	.1†	Acquisition Agreement, dated February 25, 2005, by and between SS&C Technologies, Inc. and Financial Models Company Inc. is incorporated herein by reference to Exhibit 2.1 to SS&C Technologies, Inc.’s Current Report on Form 8-K, filed on March 2, 2005 (File No. 000-28430)
2	.2†	Purchase Agreement, dated February 28, 2005, by and among SS&C Technologies, Inc., EisnerFast LLC and EHS, LLC is incorporated herein by reference to Exhibit 2.1 to SS&C Technologies, Inc.’s Current Report on Form 8-K, filed on March 3, 2005 (File No. 000-28430)
2	.3†	Agreement and Plan of Merger, dated as of July 28, 2005, by and among Sunshine Acquisition Corporation, Sunshine Merger Corporation and SS&C Technologies, Inc. is incorporated herein by reference to Exhibit 2.1 to SS&C Technologies, Inc.’s Current Report on Form 8-K, filed on July 28, 2005 (File No. 000-28430)
2	.4†	Amendment No. 1 to Agreement and Plan of Merger, dated as of August 25, 2005, by among Sunshine Acquisition Corporation, Sunshine Merger Corporation and SS&C Technologies, Inc. is incorporated herein by reference to Exhibit 2.1 to SS&C Technologies, Inc.’s Current Report on Form 8-K, filed on August 30, 2005 (File No. 000-28430)
3	.1*	Restated Certificate of Incorporation of SS&C Technologies, Inc.
3	.2*	Bylaws of SS&C Technologies, Inc.
3	.3*	Certificate of Incorporation of Financial Models Company Ltd.
3	.4*	By-Laws of Financial Models Company Ltd.

Exhibit
Number		Description of Exhibit

3	.5*	Certificate of Incorporation of Financial Models Holdings Inc.
3	.6*	Bylaws of Financial Models Holdings Inc.
3	.7*	Certificate of Restated Articles of Organization of SS&C Fund Administration Services LLC
3	.8*	Amended and Restated Operating Agreement of SS&C Fund Administration Services LLC
3	.9*	Certificate of Incorporation, as amended, of OMR Systems Corporation
3	.10*	Bylaws of OMR Systems Corporation
3	.11*	Certificate of Incorporation, as amended, of Open Information Systems, Inc.
3	.12*	Bylaws of Open Information Systems, Inc.
3	.13*	Certificate of Incorporation, as amended, of Cogent Management Inc.
3	.14*	By-Laws of Cogent Management Inc.
4	.1*	Indenture, dated as of November 23, 2005, among Sunshine Acquisition II, Inc., SS&C Technologies, Inc., the Guarantors named on the signature pages thereto, and Wells Fargo Bank, National Association, as Trustee, relating to the 11 3/4% Senior Subordinated Notes due 2013, including the form of 11 3/4% Senior Subordinated Note due 2013
4	.2*	First Supplemental Indenture, dated as of April 27, 2006, among Cogent Management Inc., SS&C Technologies, Inc. and Wells Fargo Bank, National Association, as Trustee, relating to the 11 3/4% Senior Subordinated Notes due 2013
4	.3*	Guarantee of 11 3/4% Senior Subordinated Notes due 2013 by Financial Models Company Ltd., Financial Models Holdings Inc., SS&C Fund Administration Services LLC, OMR Systems Corporation and Open Information Systems, Inc.
4	.4*	Guarantee of 11 3/4% Senior Subordinated Notes due 2013 by Cogent Management Inc.
4	.5*	Registration Rights Agreement, dated as of November 23, 2005, among Sunshine Acquisition II, Inc., SS&C Technologies, Inc. and the Guarantors named therein, as Issuers, and Wachovia Capital Markets, LLC, J.P. Morgan Securities Inc. and Banc of America Securities LLC, as Initial Purchasers
4	.6*	Purchase Agreement, dated as of November 17, 2005, between Sunshine Acquisition II, Inc. and the Initial Purchasers named in Schedule I thereto
4	.7*	Joinder Agreement, dated as of November 23, 2005, executed by SS&C Technologies, Inc., Financial Models Company Ltd., Financial Models Holdings Inc., SS&C Fund Administration Services LLC, OMR Systems Corporation and Open Information Systems, Inc.
4	.8*	Joinder Agreement, dated as of April 27, 2006, executed by Cogent Management Inc.
5	.1**	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
5	.2***	Opinion of Day, Berry & Howard LLP
5	.3**	Opinion of Fox Rothschild LLP
10	.1*	Credit Agreement, dated as of November 23, 2005, among Sunshine Acquisition II, Inc., SS&C Technologies, Inc., SS&C Technologies Canada Corp., the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, Wachovia Bank, National Association, as Syndication Agent, and Bank of America, N.A., as Documentation Agent
10	.2*	Guarantee and Collateral Agreement, dated as of November 23, 2005, made by Sunshine Acquisition Corporation, Sunshine Acquisition II, Inc., SS&C Technologies, Inc. and certain of its subsidiaries in favor of JPMorgan Chase Bank, N.A., as Administrative Agent
10	.3*	CDN Guarantee and Collateral Agreement, dated as of November 23, 2005, made by SS&C Technologies Canada Corp. and 3105198 Nova Scotia Company in favor of JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent
10	.4*	Assumption Agreement, dated as of April 27, 2006, made by Cogent Management Inc., in favor of JPMorgan Chase Bank, N.A., as Administrative Agent

Exhibit
Number		Description of Exhibit

10	.5*	Stockholders Agreement of Sunshine Acquisition Corporation, dated as of November 23, 2005, by and among Sunshine Acquisition Corporation, Carlyle Partners IV, L.P., CP IV Coinvestment, L.P., William C. Stone and Other Executive Stockholders (as defined therein)
10	.6*	Registration Rights Agreement, dated as of November 23, 2005, by and among Sunshine Acquisition Corporation, Carlyle Partners IV, L.P., CP IV Coinvestment, L.P., William C. Stone and Other Executive Investors (as defined therein)
10	.7*	Form of Service Provider Stockholders Agreement of Sunshine Acquisition Corporation by and among Sunshine Acquisition Corporation, Carlyle Partners IV, L.P., CP IV Coinvestment, L.P. and the Service Provider Stockholders (as defined therein)
10	.8*	Management Agreement, dated as of November 23, 2005, between Sunshine Acquisition Corporation, William C. Stone and TC Group, L.L.C.
10	.9*	SS&C Technologies, Inc. Management Rights Agreement, dated as of November 23, 2005, by and among Carlyle Partners IV, L.P., CP IV Coinvestment, L.P., Sunshine Acquisition Corporation and SS&C Technologies, Inc.
10	.10*	1998 Stock Incentive Plan, including form of stock option agreement
10	.11*	1999 Non-Officer Employee Stock Incentive Plan, including form of stock option agreement
10	.12*	Form of Option Assumption Notice for 1998 Stock Incentive Plan and 1999 Non-Officer Employee Stock Incentive Plan
10	.13*	Employment Agreement, dated as of November 23, 2005, by and between William C. Stone and Sunshine Acquisition Corporation
10.14		Contract of Employment between Kevin Milne and SS&C Technologies, Inc., effective as of June 9, 2004, is incorporated herein by reference to Exhibit 10.4 to SS&C Technologies, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 (File No. 000-28430)
10	.15*	Description of Executive Officer and Director Compensation Arrangements
10.16		Lease Agreement, dated September 23, 1997, by and between SS&C Technologies, Inc. and Monarch Life Insurance Company, as amended by First Amendment to Lease dated as of November 18, 1997, is incorporated herein by reference to Exhibit 10.15 to SS&C Technologies, Inc.’s Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 000-28430)
10.17		Second Amendment to Lease, dated as of April 1999, between SS&C Technologies, Inc. and New Boston Lamberton Limited Partnership is incorporated herein by reference to Exhibit 10.12 to SS&C Technologies, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004 (File No. 000-28430) (the “2004 10-K”)
10.18		Third Amendment to Lease, effective as of July 1, 1999, between SS&C Technologies, Inc. and New Boston Lamberton Limited Partnership is incorporated herein by reference to Exhibit 10.13 to the 2004 10-K
10.19		Fourth Amendment to Lease, effective as of June 7, 2005, between SS&C Technologies, Inc. and New Boston Lamberton Limited Partnership, is incorporated herein by reference to Exhibit 10.5 to SS&C Technologies, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005 (File No. 000-28430) (the “Q2 2005 10-Q”)
10.20		Lease Agreement, dated January 6, 1998, by and between Financial Models Company Inc. and Polaris Realty (Canada) Limited, as amended by First Amendment of Lease, dated as of June 24, 1998, and as amended by Second Lease Amending Agreement, dated as of November 13, 1998, is incorporated herein by reference to Exhibit 10.6 to the Q2 20005 10-Q
12*		Statement of Computation of Ratio of Earnings to Fixed Charges
21*		Subsidiaries of SS&C Technologies, Inc.
23	.1**	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)
23	.2***	Consent of Day, Berry & Howard LLP (included in Exhibit 5.2)
23	.3**	Consent of Fox Rothschild LLP (included in Exhibit 5.3)

Exhibit
Number		Description of Exhibit

23	.4**	Consent of PricewaterhouseCoopers LLP
23	.5**	Consent of PricewaterhouseCoopers LLP
23	.6**	Consent of KPMG LLP
24*		Powers of Attorney (included in the signature pages to the registration statement)
25*		Statement of Eligibility of Trustee and Qualification under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association, as Trustee, on Form T-1, relating to the 11 3/4% Senior Subordinated Notes due 2013
99	.1*	Form of Letter of Transmittal
99	.2*	Form of Notice of Guaranteed Delivery
99	.3*	Form of Letter to DTC Participants
99	.4*	Form of Letter to Beneficial Holders
99	.5*	Form of Tax Guidelines

*	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-4 (File No. 333-135139) filed with the Securities and Exchange Commission on June 19, 2006.

**	Previously filed as an exhibit to Amendment No. 1 to the Registrant’s Registration Statement on Form S-4 (File No. 333-135139) filed with the Securities and Exchange Commission on July 26, 2006.

***	Filed herewith.

†	The Registrant hereby agrees to furnish supplementally a copy of any omitted schedules to this agreement to the Securities and Exchange Commission upon its request.

(b)	Financial Statement Schedules
      None.

Item 22.	Undertakings
      The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

      The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
      The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
      The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Windsor, State of Connecticut, on this 4th day of August, 2006.

SS&C TECHNOLOGIES, INC.

By:	/s/ Patrick J. Pedonti

Patrick J. Pedonti
Senior Vice President and Chief Financial Officer
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

* William C. Stone		Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	August 4, 2006

/s/ Patrick J. Pedonti Patrick J. Pedonti		Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 4, 2006

* Normand A. Boulanger		Director	August 4, 2006

* William A. Etherington		Director	August 4, 2006

* Allan M. Holt		Director	August 4, 2006

* Todd R. Newnam		Director	August 4, 2006

* Claudius E. Watts, IV		Director	August 4, 2006

*By:	/s/ Patrick J. Pedonti Patrick J. Pedonti Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Windsor, State of Connecticut, on this 4th day of August, 2006.

COGENT MANAGEMENT INC.

By:	/s/ Patrick J. Pedonti

Patrick J. Pedonti
Director, Senior Vice President and Treasurer
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

* Normand A. Boulanger		President and Chief Executive Officer (Principal Executive Officer)	August 4, 2006

/s/ Patrick J. Pedonti Patrick J. Pedonti		Director, Senior Vice President and Treasurer (Principal Financial and Accounting Officer)	August 4, 2006

* William C. Stone		Chairman of the Board	August 4, 2006

*By:	/s/ Patrick J. Pedonti Patrick J. Pedonti Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Windsor, State of Connecticut, on this 4th day of August, 2006.

FINANCIAL MODELS COMPANY LTD.

By:	/s/ Patrick J. Pedonti

Patrick J. Pedonti
Director, Vice President and Treasurer
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

* Normand A. Boulanger		President (Principal Executive Officer)	August 4, 2006

/s/ Patrick J. Pedonti Patrick J. Pedonti		Director, Senior Vice President and Treasurer (Principal Financial and Accounting Officer)	August 4, 2006

* William C. Stone		Chairman of the Board	August 4, 2006

*By:	/s/ Patrick J. Pedonti Patrick J. Pedonti Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Windsor, State of Connecticut, on this 4th day of August, 2006.

FINANCIAL MODELS HOLDINGS INC.

By:	/s/ Patrick J. Pedonti

Patrick J. Pedonti
Director, Senior Vice President and Treasurer
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

* Normand A. Boulanger		President (Principal Executive Officer)	August 4, 2006

/s/ Patrick J. Pedonti Patrick J. Pedonti		Director, Senior Vice President and Treasurer (Principal Financial and Accounting Officer)	August 4, 2006

* William C. Stone		Chairman of the Board	August 4, 2006

*By:	/s/ Patrick J. Pedonti Patrick J. Pedonti Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Windsor, State of Connecticut, on this 4th day of August, 2006.

SS&C FUND ADMINISTRATION SERVICES LLC

By:	/s/ Patrick J. Pedonti

Patrick J. Pedonti
Senior Vice President and Treasurer
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

* Normand A. Boulanger		President and Director of Sole Member (Principal Executive Officer)	August 4, 2006

/s/ Patrick J. Pedonti Patrick J. Pedonti		Senior Vice President and Treasurer (Principal Financial and Accounting Officer)	August 4, 2006

* William C. Stone		Chairman and Director of Sole Member	August 4, 2006

* William A. Etherington		Director of Sole Member	August 4, 2006

* Allan M. Holt		Director of Sole Member	August 4, 2006

* Todd R. Newnam		Director of Sole Member	August 4, 2006

* Claudius E. Watts, IV		Director of Sole Member	August 4, 2006

*By:	/s/ Patrick J. Pedonti Patrick J. Pedonti Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Windsor, State of Connecticut, on this 4th day of August, 2006.

OMR SYSTEMS CORPORATION

By:	/s/ Patrick J. Pedonti

Patrick J. Pedonti
Director, Senior Vice President and Treasurer
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

* Normand A. Boulanger		President (Principal Executive Officer)	August 4, 2006

/s/ Patrick J. Pedonti Patrick J. Pedonti		Director, Senior Vice President and Treasurer (Principal Financial and Accounting Officer)	August 4, 2006

* William C. Stone		Chairman of the Board	August 4, 2006

*By:	/s/ Patrick J. Pedonti Patrick J. Pedonti Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Co-Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Windsor, State of Connecticut, on this 4th day of August, 2006.

OPEN INFORMATION SYSTEMS, INC.

By:	/s/ Patrick J. Pedonti

Patrick J. Pedonti
Director, Senior Vice President and Treasurer
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

* Normand A. Boulanger		President (Principal Executive Officer)	August 4, 2006

/s/ Patrick J. Pedonti Patrick J. Pedonti		Director, Senior Vice President and Treasurer (Principal Financial and Accounting Officer)	August 4, 2006

* William C. Stone		Chairman of the Board	August 4, 2006

*By:	/s/ Patrick J. Pedonti Patrick J. Pedonti Attorney-in-Fact

EXHIBIT INDEX
      Below are the exhibits which are included, either by being filed herewith or by incorporation by reference, in this registration statement.

Exhibit
Number		Description of Exhibit

2	.1†	Acquisition Agreement, dated February 25, 2005, by and between SS&C Technologies, Inc. and Financial Models Company Inc. is incorporated herein by reference to Exhibit 2.1 to SS&C Technologies, Inc.’s Current Report on Form 8-K, filed on March 2, 2005 (File No. 000-28430)
2	.2†	Purchase Agreement, dated February 28, 2005, by and among SS&C Technologies, Inc., EisnerFast LLC and EHS, LLC is incorporated herein by reference to Exhibit 2.1 to SS&C Technologies, Inc.’s Current Report on Form 8-K, filed on March 3, 2005 (File No. 000-28430)
2	.3†	Agreement and Plan of Merger, dated as of July 28, 2005, by and among Sunshine Acquisition Corporation, Sunshine Merger Corporation and SS&C Technologies, Inc. is incorporated herein by reference to Exhibit 2.1 to SS&C Technologies, Inc.’s Current Report on Form 8-K, filed on July 28, 2005 (File No. 000-28430)
2	.4†	Amendment No. 1 to Agreement and Plan of Merger, dated as of August 25, 2005, by among Sunshine Acquisition Corporation, Sunshine Merger Corporation and SS&C Technologies, Inc. is incorporated herein by reference to Exhibit 2.1 to SS&C Technologies, Inc.’s Current Report on Form 8-K, filed on August 30, 2005 (File No. 000-28430)
3	.1*	Restated Certificate of Incorporation of SS&C Technologies, Inc.
3	.2*	Bylaws of SS&C Technologies, Inc.
3	.3*	Certificate of Incorporation of Financial Models Company Ltd.
3	.4*	By-Laws of Financial Models Company Ltd.
3	.5*	Certificate of Incorporation of Financial Models Holdings Inc.
3	.6*	Bylaws of Financial Models Holdings Inc.
3	.7*	Certificate of Restated Articles of Organization of SS&C Fund Administration Services LLC
3	.8*	Amended and Restated Operating Agreement of SS&C Fund Administration Services LLC
3	.9*	Certificate of Incorporation, as amended, of OMR Systems Corporation
3	.10*	Bylaws of OMR Systems Corporation
3	.11*	Certificate of Incorporation, as amended, of Open Information Systems, Inc.
3	.12*	Bylaws of Open Information Systems, Inc.
3	.13*	Certificate of Incorporation, as amended, of Cogent Management Inc.
3	.14*	By-Laws of Cogent Management Inc.
4	.1*	Indenture, dated as of November 23, 2005, among Sunshine Acquisition II, Inc., SS&C Technologies, Inc., the Guarantors named on the signature pages thereto, and Wells Fargo Bank, National Association, as Trustee, relating to the 11 3/4% Senior Subordinated Notes due 2013, including the form of 11 3/4% Senior Subordinated Note due 2013
4	.2*	First Supplemental Indenture, dated as of April 27, 2006, among Cogent Management Inc., SS&C Technologies, Inc. and Wells Fargo Bank, National Association, as Trustee, relating to the 11 3/4% Senior Subordinated Notes due 2013
4	.3*	Guarantee of 11 3/4% Senior Subordinated Notes due 2013 by Financial Models Company Ltd., Financial Models Holdings Inc., SS&C Fund Administration Services LLC, OMR Systems Corporation and Open Information Systems, Inc.
4	.4*	Guarantee of 11 3/4% Senior Subordinated Notes due 2013 by Cogent Management Inc.
4	.5*	Registration Rights Agreement, dated as of November 23, 2005, among Sunshine Acquisition II, Inc., SS&C Technologies, Inc. and the Guarantors named therein, as Issuers, and Wachovia Capital Markets, LLC, J.P. Morgan Securities Inc. and Banc of America Securities LLC, as Initial Purchasers
4	.6*	Purchase Agreement, dated as of November 17, 2005, between Sunshine Acquisition II, Inc. and the Initial Purchasers named in Schedule I thereto

Exhibit
Number		Description of Exhibit

4	.7*	Joinder Agreement, dated as of November 23, 2005, executed by SS&C Technologies, Inc., Financial Models Company Ltd., Financial Models Holdings Inc., SS&C Fund Administration Services LLC, OMR Systems Corporation and Open Information Systems, Inc.
4	.8*	Joinder Agreement, dated as of April 27, 2006, executed by Cogent Management Inc.
5	.1**	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
5	.2***	Opinion of Day, Berry & Howard LLP
5	.3**	Opinion of Fox Rothschild LLP
10	.1*	Credit Agreement, dated as of November 23, 2005, among Sunshine Acquisition II, Inc., SS&C Technologies, Inc., SS&C Technologies Canada Corp., the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, Wachovia Bank, National Association, as Syndication Agent, and Bank of America, N.A., as Documentation Agent
10	.2*	Guarantee and Collateral Agreement, dated as of November 23, 2005, made by Sunshine Acquisition Corporation, Sunshine Acquisition II, Inc., SS&C Technologies, Inc. and certain of its subsidiaries in favor of JPMorgan Chase Bank, N.A., as Administrative Agent
10	.3*	CDN Guarantee and Collateral Agreement, dated as of November 23, 2005, made by SS&C Technologies Canada Corp. and 3105198 Nova Scotia Company in favor of JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent
10	.4*	Assumption Agreement, dated as of April 27, 2006, made by Cogent Management Inc., in favor of JPMorgan Chase Bank, N.A., as Administrative Agent
10	.5*	Stockholders Agreement of Sunshine Acquisition Corporation, dated as of November 23, 2005, by and among Sunshine Acquisition Corporation, Carlyle Partners IV, L.P., CP IV Coinvestment, L.P., William C. Stone and Other Executive Stockholders (as defined therein)
10	.6*	Registration Rights Agreement, dated as of November 23, 2005, by and among Sunshine Acquisition Corporation, Carlyle Partners IV, L.P., CP IV Coinvestment, L.P., William C. Stone and Other Executive Investors (as defined therein)
10	.7*	Form of Service Provider Stockholders Agreement of Sunshine Acquisition Corporation by and among Sunshine Acquisition Corporation, Carlyle Partners IV, L.P., CP IV Coinvestment, L.P. and the Service Provider Stockholders (as defined therein)
10	.8*	Management Agreement, dated as of November 23, 2005, between Sunshine Acquisition Corporation, William C. Stone and TC Group, L.L.C.
10	.9*	SS&C Technologies, Inc. Management Rights Agreement, dated as of November 23, 2005, by and among Carlyle Partners IV, L.P., CP IV Coinvestment, L.P., Sunshine Acquisition Corporation and SS&C Technologies, Inc.
10	.10*	1998 Stock Incentive Plan, including form of stock option agreement
10	.11*	1999 Non-Officer Employee Stock Incentive Plan, including form of stock option agreement
10	.12*	Form of Option Assumption Notice for 1998 Stock Incentive Plan and 1999 Non-Officer Employee Stock Incentive Plan
10	.13*	Employment Agreement, dated as of November 23, 2005, by and between William C. Stone and Sunshine Acquisition Corporation
10.14		Contract of Employment between Kevin Milne and SS&C Technologies, Inc., effective as of June 9, 2004, is incorporated herein by reference to Exhibit 10.4 to SS&C Technologies, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 (File No. 000-28430)
10	.15*	Description of Executive Officer and Director Compensation Arrangements
10.16		Lease Agreement, dated September 23, 1997, by and between SS&C Technologies, Inc. and Monarch Life Insurance Company, as amended by First Amendment to Lease dated as of November 18, 1997, is incorporated herein by reference to Exhibit 10.15 to SS&C Technologies, Inc.’s Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 000-28430)

Exhibit
Number		Description of Exhibit

10.17		Second Amendment to Lease, dated as of April 1999, between SS&C Technologies, Inc. and New Boston Lamberton Limited Partnership is incorporated herein by reference to Exhibit 10.12 to SS&C Technologies, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004 (File No. 000-28430) (the “2004 10-K”)
10.18		Third Amendment to Lease, effective as of July 1, 1999, between SS&C Technologies, Inc. and New Boston Lamberton Limited Partnership is incorporated herein by reference to Exhibit 10.13 to the 2004 10-K
10.19		Fourth Amendment to Lease, effective as of June 7, 2005, between SS&C Technologies, Inc. and New Boston Lamberton Limited Partnership, is incorporated herein by reference to Exhibit 10.5 to SS&C Technologies, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005 (File No. 000-28430) (the “Q2 2005 10-Q”)
10.20		Lease Agreement, dated January 6, 1998, by and between Financial Models Company Inc. and Polaris Realty (Canada) Limited, as amended by First Amendment of Lease, dated as of June 24, 1998, and as amended by Second Lease Amending Agreement, dated as of November 13, 1998, is incorporated herein by reference to Exhibit 10.6 to the Q2 20005 10-Q
12*		Statement of Computation of Ratio of Earnings to Fixed Charges
21*		Subsidiaries of SS&C Technologies, Inc.
23	.1**	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)
23	.2***	Consent of Day, Berry & Howard LLP (included in Exhibit 5.2)
23	.3**	Consent of Fox Rothschild LLP (included in Exhibit 5.3)
23	.4**	Consent of PricewaterhouseCoopers LLP
23	.5**	Consent of PricewaterhouseCoopers LLP
23	.6**	Consent of KPMG LLP
24*		Powers of Attorney (included in the signature pages to the registration statement)
25*		Statement of Eligibility of Trustee and Qualification under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association, as Trustee, on Form T-1, relating to the 11 3/4% Senior Subordinated Notes due 2013
99	.1*	Form of Letter of Transmittal
99	.2*	Form of Notice of Guaranteed Delivery
99	.3*	Form of Letter to DTC Participants
99	.4*	Form of Letter to Beneficial Holders
99	.5*	Form of Tax Guidelines

*	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-4 (File No. 333-135139) filed with the Securities and Exchange Commission on June 19, 2006.

**	Previously filed as an exhibit to Amendment No. 1 to the Registrant’s Registration Statement on Form S-4 (File No. 333-135139) filed with the Securities and Exchange Commission on July 26, 2006.

***	Filed herewith.

†	The Registrant hereby agrees to furnish supplementally a copy of any omitted schedules to this agreement to the Securities and Exchange Commission upon its request.